Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2021 Fourth Quarter and Full Year Results
Full Year 2021 Financial Results Exceed Original Estimates; Blackbaud Announces Full Year 2022 Financial Guidance and Accelerates Timeline to Achieve Long-Term Aspirational Goals
Charleston, S.C. (February 22, 2022) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and full year ended December 31, 2021.
"The fourth quarter was a strong finish to what was a very successful year for Blackbaud on a much-improved market backdrop," said Mike Gianoni, president and CEO, Blackbaud. "I believe 2021 was a turning point for our market and our company. We're carrying a lot of momentum into 2022 and we just layered on a tremendous acquisition in EVERFI. Our plan to progress up the Rule of 40 by balancing sustainable mid-to-high single-digit organic revenue growth and meaningful margin expansion over the next few years is a winning combination for Blackbaud and our shareholders. The mid-point of our financial guidance for this year calls for total revenue growth of approximately 17%, a significant acceleration in organic revenue growth to approximately 5%, and nearly 30% on a Rule of 40 basis which is roughly 250 basis points of improvement year over year at constant currency. Given our strong performance in 2021 and our acquisition of EVERFI, we're also pulling forward our timeline to achieve our long-term aspirational goals by several years."
Fourth Quarter 2021 Results Compared to Fourth Quarter 2020 Results:
•GAAP total revenue was $247.9 million, up 2.2%, with $238.6 million in GAAP recurring revenue, up 4.0%.
•Non-GAAP organic recurring revenue increased 4.0%.
•GAAP loss from operations was $6.6 million, with GAAP operating margin of (2.7)%, a decrease of 230 basis points.
•Non-GAAP income from operations was $49.0 million, with non-GAAP operating margin of 19.8%, a decrease of 420 basis points.
•GAAP net loss was $7.1 million, with GAAP diluted loss per share of $0.15, up $0.13 per share.
•Non-GAAP net income was $36.0 million, with non-GAAP diluted earnings per share of $0.75, down $0.10 per share.
•Non-GAAP adjusted EBITDA was $60.7 million, down $8.2 million, with non-GAAP adjusted EBITDA margin of 24.5%, a decrease of 390 basis points.
•GAAP net cash provided by operating activities was $43.9 million, an increase of $5.1 million.
•Non-GAAP free cash flow was $29.7 million, an increase of $4.9 million, with non-GAAP free cash flow margin of 12.0%, an increase of 180 basis points.
"The continued acceleration of contractual recurring revenue and another strong transactional revenue performance drove Q4 recurring revenue growth of 4.0%," said Tony Boor, executive vice president and CFO, Blackbaud. "This is a great indication of what's achievable going forward as we continue to execute against the ten growth drivers outlined as part of our investor session this time last year. We anticipate the majority of our full year organic revenue growth in 2022 to come from accelerated contractual recurring revenue growth, continued strength in our transactional revenues, and the leveling off of our one-time services and other revenue after several years of strategically shifting away from one-time services. Our profitability and free cash flow well exceeded our initial expectations in 2021. The timing of some anticipated spend pushed from 2021 to 2022 in areas like innovation,

PRESS RELEASE
customer success, security and cloud infrastructure and a higher velocity sales motion, but we're well positioned to drive substantial margin expansion beyond 2022. We're executing against our strategic plan to achieve the Rule of 40 as a company, and our accelerating growth combined with our margin expansion initiatives has us well positioned to accomplish this goal sooner than we originally anticipated."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud acquired EVERFI, a SaaS leader powering corporate environmental, social and governance (ESG) and corporate social responsibility (CSR) initiatives that reach millions of learners each year. The acquisition doubles Blackbaud’s total addressable market to more than $20 billion, presents substantial cross-sell opportunity with YourCause® from Blackbaud and is expected to be significantly accretive to total revenue growth in 2022, and to pull forward the company's timeline to achieve long-term financial goals.
•During the fourth quarter, Blackbaud repurchased 138,785 shares of its common stock at a total cost of $10.1 million, and in December 2021, the board of directors of Blackbaud reauthorized and replenished the company's existing share repurchase program to $250.0 million.
•The Blackbaud Institute's annual Charitable Giving Report found that overall U.S. giving grew 9% in 2021—the largest increase since 2012—and online giving has grown a substantial 42% since 2019.
•Newsweek named Blackbaud to its list of America’s Most Responsible Companies 2022—a recognition that highlights leaders in CSR and ESG policies. Blackbaud ranked in the top 25 in the software and telecommunications industry.
•Blackbaud was recognized by the U.S. Chamber of Commerce Foundation as a Citizens Award winner in the category of Best Corporate Steward—Small and Middle-Market Business, which honors companies for excellence in corporate citizenship.
•Blackbaud provided updates on its Social Good Startup Program—an accelerator for early-stage startups impacting the Ecosystem of Good®. Since the program began in 2019, Blackbaud has supported 27 startups that have collectively raised more than $45 million in fundraising and have published multiple integrations to the Blackbaud Marketplace.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2021 Results Compared to Full-Year 2020 Results:
•GAAP total revenue was $927.7 million, up 1.6%, with $880.9 million in GAAP recurring revenue, up 3.5%.
•Non-GAAP organic recurring revenue increased 3.5%.
•GAAP income from operations was $24.9 million, with GAAP operating margin of 2.7%, a decrease of 140 basis points.
•Non-GAAP income from operations was $200.8 million, with non-GAAP operating margin of 21.6%, an increase of 30 basis points.
•GAAP net income was $5.7 million, with GAAP diluted earnings per share of $0.12, down $0.04 per share.
•Non-GAAP net income was $146.4 million, with non-GAAP diluted earnings per share of $3.04, up $0.10 per share.
•Non-GAAP adjusted EBITDA was $246.1 million, up $4.2 million, with non-GAAP adjusted EBITDA margin of 26.5%, unchanged.

PRESS RELEASE
•GAAP net cash provided by operating activities was $213.7 million, an increase of $65.7 million.
•Non-GAAP free cash flow was $161.5 million, an increase of $85.4 million, with non-GAAP free cash flow margin of 17.4%, an increase of 910 basis points.
Financial Outlook
Blackbaud today announced its 2022 full year financial guidance:
•Non-GAAP revenue of $1.075 billion to $1.095 billion; includes ~$120 million of expected EVERFI non-GAAP revenue
•Non-GAAP adjusted EBITDA margin of 24.0% to 24.5%; includes ~$13 million of expected EVERFI non-GAAP adjusted EBITDA
•Non-GAAP earnings per share of $2.63 to $2.82
•Non-GAAP adjusted free cash flow of $165.0 million to $175.0 million

Included in its 2022 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be 20%
•Interest expense for the year is expected to be approximately $30.0 million to $33.0 million
•Fully diluted shares for the year are expected to be in the range of 52.0 million to 53.5 million
•Capital expenditures for the year are expected to be in the range of $60.0 million to $70.0 million, including approximately $45.0 million to $55.0 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, and less cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). For full year 2022, Blackbaud currently expects net cash outlays of $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with the Company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. As of December 31, 2021, Blackbaud has not recorded a loss contingency related to the Security Incident as it is unable to reasonably estimate the possible amount or range of such loss. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.

PRESS RELEASE
Financial Goals
Blackbaud today revised its long-term financial goals:

	Near-Term		Mid-Term		Long-Term
	Current	Prior	Current	Prior	Current	Prior
	FY 2022 Guidance Mid-Point	FY 2021	2024-2025	3-4 Years Post-Pandemic	2027-2028	Aspirational
Non-GAAP Organic Revenue Growth	~5%	Variable	Mid to High Single-Digit Annually	Mid Single-Digit Annually	High Single-Digit Annually	Mid to High Single-Digit Annually
Rule of 40[1]	~30%	25%+	35%+	35%+	40%+	40%+

[1] Measured by Non-GAAP organic revenue growth plus Non-GAAP adjusted EBITDA margin; both at constant currency

Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2021 Conference Call
When:    February 23, 2022
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, and less cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software development costs; acquisition-related deferred revenue write-down; stock-based compensation; acquisition-related integration costs; acquisition-related expenses; employee severance; restructuring and other real estate activities; and costs, net of insurance, related to the Security Incident.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$55,146	$35,750
Restricted cash	596,616	609,219
Accounts receivable, net of allowance of $11,155 and $10,292 at December 31, 2021 and December 31, 2020, respectively	102,726	95,404
Customer funds receivable	977	321
Prepaid expenses and other current assets	95,506	78,366
Total current assets	850,971	819,060
Property and equipment, net	111,428	105,177
Operating lease right-of-use assets	53,883	22,671
Software development costs, net	121,377	111,827
Goodwill	1,076,482	635,854
Intangible assets, net	673,952	277,506
Other assets	77,266	72,639
Total assets	$2,965,359	$2,044,734
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$22,067	$27,836
Accrued expenses and other current liabilities	100,096	52,228
Due to customers	594,273	608,264
Debt, current portion	18,697	12,840
Deferred revenue, current portion	374,499	312,236
Total current liabilities	1,109,632	1,013,404
Debt, net of current portion	937,483	518,193
Deferred tax liability	142,207	54,086
Deferred revenue, net of current portion	4,247	4,678
Operating lease liabilities, net of current portion	53,386	17,357
Other liabilities	1,344	10,866
Total liabilities	2,248,299	1,618,584
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 66,165,666 and 60,904,638 shares issued at December 31, 2021 and December 31, 2020, respectively	66	61
Additional paid-in capital	968,927	544,963
Treasury stock, at cost; 14,182,805 and 12,054,268 shares at December 31, 2021 and December 31, 2020, respectively	(500,911)	(353,091)
Accumulated other comprehensive income (loss)	6,522	(2,497)
Retained earnings	242,456	236,714
Total stockholders’ equity	717,060	426,150
Total liabilities and stockholders’ equity	$2,965,359	$2,044,734

The fair values assigned to the assets acquired and liabilities assumed in our acquisition of EVERFI are based on our best estimates and assumptions and are considered preliminary pending finalization. The estimates and assumptions are subject to change as we obtain additional information during the measurement period, which may be up to one year from the acquisition date. The assets and liabilities, pending finalization, include the valuation of intangible assets as well as the assumed deferred income tax balances.

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020
Revenue
Recurring	$238,584	$229,516	$880,850	$850,745
One-time services and other	9,307	13,090	46,890	62,474
Total revenue	247,891	242,606	927,740	913,219
Cost of revenue
Cost of recurring	111,680	104,509	390,803	369,681
Cost of one-time services and other	12,379	15,067	52,392	58,384
Total cost of revenue	124,059	119,576	443,195	428,065
Gross profit	123,832	123,030	484,545	485,154
Operating expenses
Sales, marketing and customer success	47,366	50,613	186,314	209,762
Research and development	33,606	27,491	124,573	100,146
General and administrative	48,934	45,023	146,262	134,852
Amortization	553	696	2,227	2,915
Restructuring	—	57	263	236
Total operating expenses	130,459	123,880	459,639	447,911
Income from operations	(6,627)	(850)	24,906	37,243
Interest expense	(3,832)	(5,238)	(18,003)	(17,287)
Other (expense) income, net	(159)	(584)	180	1,658
(Loss) income before (benefit) provision for income taxes	(10,618)	(6,672)	7,083	21,614
Income tax (benefit) provision	(3,561)	6,949	1,385	13,897
Net (loss) income	$(7,057)	$(13,621)	$5,698	$7,717
(Loss) earnings per share
Basic	$(0.15)	$(0.28)	$0.12	$0.16
Diluted	$(0.15)	$(0.28)	$0.12	$0.16
Common shares and equivalents outstanding
Basic weighted average shares	46,989,624	48,190,388	47,412,306	48,184,714
Diluted weighted average shares	46,989,624	48,190,388	48,230,438	48,696,341
Other comprehensive income
Foreign currency translation adjustment	(399)	6,525	661	4,571
Unrealized gain (loss) on derivative instruments, net of tax	3,602	(150)	8,358	(1,778)
Total other comprehensive income	3,203	6,375	9,019	2,793
Comprehensive (loss) income	$(3,854)	$(7,246)	$14,717	$10,510

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2021	2020
Cash flows from operating activities
Net income	$5,698	$7,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,410	92,735
Provision for credit losses and sales returns	11,450	13,230
Stock-based compensation expense	120,379	87,257
Deferred taxes	(2,429)	8,837
Amortization of deferred financing costs and discount	1,570	781
Other non-cash adjustments	10,490	2,958
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(6,525)	(18,414)
Prepaid expenses and other assets	(2,048)	22,568
Trade accounts payable	(9,670)	(19,997)
Accrued expenses and other liabilities	(8,190)	(49,232)
Deferred revenue	10,526	(485)
Net cash provided by operating activities	213,661	147,955
Cash flows from investing activities
Purchase of property and equipment	(11,664)	(29,690)
Capitalized software development costs	(40,489)	(42,157)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(419,120)	—
Net cash used in investing activities	(471,273)	(71,847)
Cash flows from financing activities
Proceeds from issuance of debt	582,200	748,500
Payments on debt	(152,971)	(747,563)
Debt issuance costs	(3,106)	(4,586)
Employee taxes paid for withheld shares upon equity award settlement	(39,404)	(21,425)
Proceeds from exercise of stock options	—	4
Change in due to customers	(13,464)	61,214
Change in customer funds receivable	(731)	138
Purchase of treasury stock	(108,416)	(41,001)
Dividend payments to stockholders	—	(5,960)
Net cash provided by (used in) financing activities	264,108	(10,679)
Effect of exchange rate on cash, cash equivalents and restricted cash	297	2,245
Net increase in cash, cash equivalents and restricted cash	6,793	67,674
Cash, cash equivalents and restricted cash, beginning of year	644,969	577,295
Cash, cash equivalents and restricted cash, end of year	$651,762	$644,969
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$55,146	$35,750
Restricted cash	596,616	609,219
Total cash, cash equivalents and restricted cash in the statement of cash flows	$651,762	$644,969

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020
GAAP Revenue	$247,891	$242,606	$927,740	$913,219

GAAP gross profit	$123,832	$123,030	$484,545	$485,154
GAAP gross margin	50.0%	50.7%	52.2%	53.1%
Non-GAAP adjustments:
Add: Stock-based compensation expense	5,094	6,251	19,952	13,374
Add: Amortization of intangibles from business combinations	8,209	9,133	34,812	38,968
Add: Employee severance	—	94	29	907
Subtotal	13,303	15,478	54,793	53,249
Non-GAAP gross profit	$137,135	$138,508	$539,338	$538,403
Non-GAAP gross margin	55.3%	57.1%	58.1%	59.0%

GAAP (loss) income from operations	$(6,627)	$(850)	$24,906	$37,243
GAAP operating margin	(2.7)%	(0.4)%	2.7%	4.1%
Non-GAAP adjustments:
Add: Stock-based compensation expense	30,899	32,701	120,379	87,257
Add: Amortization of intangibles from business combinations	8,762	9,829	37,039	41,883
Add: Employee severance	—	282	1,510	4,875
Add: Acquisition-related integration costs	(9)	(16)	(124)	(134)
Add: Acquisition-related expenses	2,982	65	3,178	353
Add: Restructuring and other real estate activities	12,515	16,273	12,102	23,290
Add: Security Incident-related costs, net of insurance(1)	493	—	1,814	—
Subtotal	55,642	59,134	175,898	157,524
Non-GAAP income from operations	$49,015	$58,284	$200,804	$194,767
Non-GAAP operating margin	19.8%	24.0%	21.6%	21.3%

GAAP (loss) income before (benefit) provision for income taxes	$(10,618)	$(6,672)	$7,083	$21,614
GAAP net (loss) income	$(7,057)	$(13,621)	$5,698	$7,717

Shares used in computing GAAP diluted (loss) earnings per share	46,989,624	48,190,388	48,230,438	48,696,341
GAAP diluted (loss) earnings per share	$(0.15)	$(0.28)	$0.12	$0.16

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(3,561)	6,949	1,385	13,897
Add: Total non-GAAP adjustments affecting income from operations	55,642	59,134	175,898	157,524
Non-GAAP income before provision for income taxes	45,024	52,462	182,981	179,138
Assumed non-GAAP income tax provision(2)	9,005	10,492	36,597	35,827
Non-GAAP net income	$36,019	$41,970	$146,384	$143,311

Shares used in computing non-GAAP diluted earnings per share	48,106,044	49,097,084	48,230,438	48,696,341
Non-GAAP diluted earnings per share	$0.75	$0.85	$3.04	$2.94
(1)Includes Security Incident-related costs incurred during the twelve months ended December 31, 2021 of $40.6 million, net of probable insurance recoveries during the same period of $38.7 million. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.
(2)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020
GAAP revenue	$247,891	$242,606	$927,740	$913,219
GAAP revenue growth	2.2%		1.6%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic revenue(2)	$247,891	$242,606	$927,740	$913,219
Non-GAAP organic revenue growth	2.2%		1.6%

Non-GAAP organic revenue(2)	$247,891	$242,606	$927,740	$913,219
Foreign currency impact on non-GAAP organic revenue(3)	(770)	—	(9,162)	—
Non-GAAP organic revenue on constant currency basis(3)	$247,121	$242,606	$918,578	$913,219
Non-GAAP organic revenue growth on constant currency basis	1.9%		0.6%

GAAP recurring revenue	$238,584	$229,516	$880,850	$850,745
GAAP recurring revenue growth	4.0%		3.5%
Add: Non-GAAP acquisition-related revenue(1)	—	—	—	—
Non-GAAP organic recurring revenue	$238,584	$229,516	$880,850	$850,745
Non-GAAP organic recurring revenue growth	4.0%		3.5%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2021	2020	2021	2020
GAAP net income	$(7,057)	$(13,621)	$5,698	$7,717
Non-GAAP adjustments:
Add: Interest, net	3,751	4,976	17,611	15,627
Add: GAAP income tax (benefit) provision	(3,561)	6,949	1,385	13,897
Add: Depreciation(1)	3,200	3,731	12,686	14,589
Add: Amortization of intangibles from business combinations	8,762	9,829	37,039	41,883
Add: Amortization of software development costs(2)	8,743	7,712	32,811	32,540
Subtotal	20,895	33,197	101,532	118,536
Non-GAAP EBITDA	$13,838	$19,576	$107,230	$126,253
Non-GAAP EBITDA margin	5.6%		11.6%

Non-GAAP adjustments:
Add: Stock-based compensation expense	30,899	32,701	120,379	87,257
Add: Employee severance	—	282	1,510	4,875
Add: Acquisition-related integration costs	(9)	(16)	(124)	(134)
Add: Acquisition-related expenses	2,982	65	3,178	353
Add: Restructuring and other real estate activities	12,515	16,273	12,102	23,290
Add: Security Incident-related costs, net of insurance(3)	493	—	1,814	—
Subtotal	46,880	49,305	138,859	115,641
Non-GAAP adjusted EBITDA	$60,718	$68,881	$246,089	$241,894
Non-GAAP adjusted EBITDA margin	24.5%		26.5%

Rule of 40(4)	26.7%		28.1%

Non-GAAP adjusted EBITDA	60,718	68,881	246,089	241,894
Foreign currency impact on Non-GAAP adjusted EBITDA(5)	(294)	(111)	(3,622)	716
Non-GAAP adjusted EBITDA on constant currency basis(5)	$60,424	$68,770	$242,467	$242,610
Non-GAAP adjusted EBITDA margin on constant currency basis	24.5%		26.4%

Rule of 40 on constant currency basis(6)	26.4%		27.0%
(1)During the third quarter of 2020 and the fourth quarter of 2021, we reduced the estimated useful lives of our operating lease right-of-use assets for certain of our office locations we expected to exit. For these same office locations, we also reduced the estimated useful lives of certain facilities-related fixed assets, which resulted in increases in depreciation expense. The accelerated portions of the fixed asset depreciation expense related to these activities of $1.7 million and $3.2 million for the three months ended December 31, 2021 and 2020, respectively, and $1.7 million and $4.6 million for the twelve months ended December 31, 2021 and 2020, respectively, was presented in the "Restructuring and other real estate activities" line of the reconciliation of GAAP to non-GAAP financial measures. Total depreciation expense was $4.9 million and $6.9 million, for the three months ended December 31, 2021 and 2020, respectively, and $14.4 million and $19.2 million for the twelve months ended December 31, 2021 and 2020, respectively.
(2)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(3)Includes Security Incident-related costs incurred, net of probable insurance recoveries. See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(5)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(6)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Years ended December 31,
	2021	2020
GAAP net cash provided by operating activities	$213,661	$147,955
Less: purchase of property and equipment	(11,664)	(29,690)
Less: capitalized software development costs	(40,489)	(42,157)
Non-GAAP free cash flow	$161,508	$76,108